UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2018

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2018, the Board of Directors (the “Board”) of Citrix Systems, Inc. (the “Company”) expanded the Board from nine to ten directors and elected Thomas Hogan as a director of the Company, effective as of the same date. Mr. Hogan was also appointed as a member of the Audit Committee of the Board.

As a result of his appointment to the Board, Mr. Hogan will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Mr. Hogan will be entitled to receive annual cash compensation of $60,000 for his service on the Board, as well as annual cash compensation of $17,500 for his service on the Audit Committee. Additionally, pursuant to the Program and under the Company’s Amended and Restated 2014 Equity Incentive Plan, Mr. Hogan will be eligible to receive (i) an initial grant of restricted stock units valued at $250,000, which grant will be pro-rated based on Mr. Hogan’s date of appointment and subject to vesting in monthly installments over the remaining portion of the annual vesting period ending on July 2, 2019, and (ii) commencing in 2019, an annual grant of restricted stock units valued at $250,000 and vesting monthly over a one-year period. The Company will also enter into an indemnification agreement with Mr. Hogan in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Mr. Hogan and any other person pursuant to which Mr. Hogan was selected as a director. Mr. Hogan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release, dated December 11, 2018, announcing the election of Mr. Hogan as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 11, 2018 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: December 11, 2018	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President, General Counsel and Secretary